Exhibit 10.6(d)

AMENDMENT NO. 4 TO THE
AIR PRODUCTS AND CHEMICALS, INC.
RETIREMENT SAVINGS PLAN

WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Air Products and Chemicals, Inc. Retirement Savings Plan (the “Plan”); and
WHEREAS, pursuant to Plan Section 7.01 the Plan may be amended at anytime; and
WHEREAS, and on August 1, 2019, the Company purchased certain assets of GE Oil and Gas LLC; and
WHEREAS, the Company desires to amend the Plan to provide for Employees hired in connection with the purchase of certain assets of GE Oil and Gas LLC on August 1, 2019 and to receive credit for service with GE Oil and Gas LLC for purposes of Core Contributions.
NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 2.67 shall be amended to include a new section (f) to read as follows:
“(f) An Employee who was an employee of GE Oil and Gas LLC and who was hired by the Company in connection with the purchase of certain assets of GE Oil and Gas LLC on August 1, 2019, shall be credited with a Year of Service for each 12 consecutive month period during the period beginning on the Employee’s service date with GE Oil and Gas LLC and ending on the Employee’s Severance from Service Date.”

2.	In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its Senior Vice President Chief Human Resources Officer to execute this Fourth Amendment to the Plan on this ________________ day of July 2019.

AIR PRODUCTS AND CHEMICALS, INC.

By: ________________________________
Senior Vice President Chief Human Resources Officer